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                                                                     Exhibit 4.7

                          FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of February 7, 2006, is entered into among Altra Industrial Motion, Inc., a Delaware corporation (the "COMPANY"), the Guarantors signatory hereto (the "GUARANTORS") and The Bank of New York Trust Company, N.A., as trustee under the indenture referred to below (the "TRUSTEE").

                                   WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of November 30, 2004, providing for the issuance by the Company of up to an aggregate principal amount of $165,000,000 of 9% Senior Secured Notes due 2011 (the "NOTES");

WHEREAS, capitalized terms used herein but not defined shall have the meanings ascribed to them in the Indenture;

WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes without the consent of the Holders to cure any ambiguity, defect or inconsistency contained therein;

WHEREAS, the Company desires to execute and deliver an amendment to the Indenture for the purpose of clarifying an ambiguity in Section 4.14 (Limitations on Transactions with Affiliates);

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Company have been duly performed and complied with; and

WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, the Trustee is authorized to execute this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                                   ARTICLE I
                             AMENDMENTS TO INDENTURE

      Section 1.01. AMENDMENT OF ARTICLE FOUR. Section 4.14(b)(2) (Limitations on Transactions with Affiliates) is hereby amended by deleting the reference to "Wholly Owned Restricted Subsidiaries" and inserting in lieu thereof "Wholly Owned Subsidiaries".

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                                   ARTICLE II
                                 EFFECTIVENESS

      Section 2.01. EFFECTIVENESS. This Supplemental Indenture shall become effective and binding on the Company, the Trustee and the Holders upon execution and delivery of this Supplemental Indenture by the parties hereto.

                                  ARTICLE III
                                 MISCELLANEOUS

      Section 3.01. INDENTURE RATIFIED. Except as otherwise provided herein, the Indenture is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

      Section 3.02. CONSTRUCTION OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

      Section 3.03. TRUST INDENTURE ACT CONTROLS. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any other provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

      Section 3.04. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

      Section 3.05. TRUSTEE NOT RESPONSIBLE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

      Section 3.06. GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

      Section 3.07. SUCCESSORS. All covenants and agreements in this Supplemental Indenture by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

      Section 3.08. SEVERABILITY. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                          ALTRA INDUSTRIAL MOTION, INC.

                          By: /s/ MICHAEL L. HURT
                              ------------------------------------
                          Name: Michael L. Hurt
                          Title: Chief Executive Officer

                          THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

                          By: /s/ SANDEE PARKS
                              ------------------------------------
                     Name: Sandee Parks
                     Title: Vice President

                          AMERICAN ENTERPRISE MPT CORP.
                          AMERICAN ENTERPRISES MPT HOLDINGS, LLC
                          AMERIDRIVES INTERNATIONAL, LLC
                          BOSTON GEAR LLC
                          FORMSPRAG LLC
                          THE KILIAN COMPANY
                          KILIAN MANUFACTURING CORPORATION
                          NUTTALL GEAR L L C
                          WARNER ELECTRIC INTERNATIONAL HOLDING, INC.
                          WARNER ELECTRIC LLC
                          WARNER ELECTRIC TECHNOLOGY LLC

                          By: /s/ MICHAEL L. HURT
                              ------------------------------------
                          Name: Michael L. Hurt
                          Title: Chief Executive Officer